N-CSR Item 12(b) - Exhibits: Certifications

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.§ 1350, the undersigned officers of Money Market Obligations Trust on behalf of Federated Capital Reserves Fund, Federated Government Reserves Fund, Federated Institutional Prime 60 Day Fund, Federated Municipal Trust, Federated Government Obligations Fund, Federated Government Obligations Tax-Managed Fund, Federated Institutional Money Market Management, Federated Municipal Obligations Fund, Federated Prime Cash Obligations Fund, Federated Institutional Prime Obligations Fund, Federated Institutional Prime Value Obligations Fund, Federated Tax-Free Obligations Fund, Federated Treasury Obligations Fund, Federated Trust for U.S. Treasury Obligations (the “Registrant”), hereby certify, to the best of our knowledge, that the Registrant’s Report on Form N-CSR for the period ended January 31, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: March 24, 2017

/s/ J. Christopher Donahue

J. Christopher Donahue

Title: President, Principal Executive Officer

Dated: March 24, 2017

/s/ Lori A. Hensler

Lori A. Hensler

Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.§ 1350 and is not being filed as part of the Report or as a separate disclosure document.